UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 18, 2022

Wearable Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Pacific Coast Hwy

Suite 200 Newport Beach, CA

92663

(Address of principal executive offices)

Phone: 949 270 7460

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	WHSI	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Corporate Events

On August 18, 2022, Wearable Health Solutions Inc., a Nevada corporation (“WHSI” or “Company”), announced that we have begun selling some of our new suite of 4G products, such as the iHelp 4G Mini, to our network of dealers and distributors and will continue to sell additional products to our dealers and distributors as additional 4G inventory is available.

Our iHelp Mini, like our iHelp Max is a 4G cellular PERS device with advanced features such as fall detection, geo-fencing, notifications, daily check-ins, and medication reminders, that are sold directly to dealers and distributors throughout the globe. Furthermore, we are expecting to launch our iHelp Max 4G, later this year, which will contain similar features to the iHelp Mini, but will also have the ability to track vital signs such as heartrate, blood pressure, oxygen levels, etc, in real time. WHSI’s advanced medical alarm technology platform enables remote patient monitoring and data collection of essential vital signs in real-time and with historical values via Bluetooth, NFC, and WIFI technology.

The Company has also made arrangements for national / international distribution of our new 4G product to dealers in order to streamline operations, such as drop shipping, and offer additional convenience to dealers across the United States, Canada, New Zealand, the Caribbean, and Europe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Date: August 19, 2022	By: /s/ Harrysen Mittler
Harrysen Mittler
CEO

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